UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the anticipated impact of certain events on the Company’s financial statements. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2021, LGBTQ Loyalty Holdings, Inc. (the “Company”) and GHS Investments, LLC (the “Purchaser”) consummated the purchase and issuance of an additional 250 shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) at a price of $1,000 per share pursuant to the terms of the Securities Purchase Agreement, dated as of July 13, 2021 (the “July SPA”) between the Company and the Purchaser (the “Additional Closing”). The Series D Preferred Stock has a stated value of $1,200 per share (“Stated Value”) and the holder of the Series D Preferred Stock has the right to receive a dividend equal to eight percent (8%) per annum, payable quarterly, beginning on the issuance date of the Series D Preferred Stock and ending on the date that Series D Preferred Share has been converted or redeemed. Dividends may be paid in cash or in shares of Series D Preferred Stock at the discretion of the Company. Further, the holders of the Series D Preferred Stock have the right to receive assets in the event of liquidation, dissolution or winding up before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock.

In connection with the Additional Closing, on August 19, 2021, the Company filed a Certificate of Amendment to the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock with the Delaware Secretary of State, increasing the number of shares of authorized Series D Preferred Stock from one thousand (1,000) shares to two thousand (2,000) shares, effective immediately (the “Amended Series D COD”).

As reported on a Current Report on Form 8-K filed with the SEC on May 21, 2021, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “May Series D COD”) with the Delaware Secretary of State to increase the number of authorized Series D Preferred Stock to up to one thousand (1,000) shares of Series D Preferred Stock. The terms of the May Series D COD are otherwise identical to the terms set forth in the original Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on April 7, 2021 (the “April Series D COD” and together with the May Series D COD and Amended Series D COD, the “Series D COD”).

The conversion price (the “Conversion Price”) for the Series D Preferred Stock is $0.008109, equal to 90% of the average VWAP for the ten (10) Trading Days immediately preceding the date of the July SPA. The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. Following an “Event of Default,” as defined in the July SPA, the Conversion price shall equal the lower of: (a) the then applicable Conversion Price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s common stock during the fifteen (15) Trading Days immediately preceding, but not including, the Conversion Date.

Each share of Series D Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock (subject in each case to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value of such share of Series D Preferred Stock by the Series D Preferred Stock Conversion Price.

Additionally, the Company shall have the right to redeem (a “Corporation Redemption”), all (but not less than all), shares of the Series D Preferred Stock issued and outstanding at any time after the issuance date, upon five (5) business days’ notice, at a redemption price per Series D Preferred Stock then issued and outstanding (the “Corporation Redemption Price”), equal to the product of (i) the Premium Rate multiplied by (ii) the sum of (x) the Stated Value, (y) all accrued but unpaid dividends, and (z) all other amount due to the holder pursuant to the Series D COD and the SPA including, but not limited to late fees, liquidated damages and the legal fees and expenses of the holder’s counsel relating to the Series D COD and/or the July SPA. “Premium Rate” means (a) 1.15 if all of the Series D Preferred Stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.2 if all of the Series D Preferred Stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.25 if all of the Series D Preferred Stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof; and (iv) each share of Series D Preferred Stock shall be redeemed on the date that is one (1) calendar year from the date of its issuance.

Pursuant to the Series D COD, we are required to reserve and keep available out of our authorized and unissued shares of Common Stock two times the number of Common Stock needed to convert or exercise all Series D Preferred Stock. Further, the holders of the Series D Preferred Stock are entitled to vote with all holders of the Common Stock on an as converted or as exercised basis.

The Series D COD provides for conversion price adjustments in the event of stock dividends, stock splits and similar transactions. It also provides for certain adjustments in connection with subsequent rights offerings, pro rata distributions to holders of our Common Stock and fundamental transactions. Additionally, from the date of the July SPA until the date when the holder no longer holds any Series D Preferred Stock, upon any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents (as defined in the Series D COD) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

Following an “Event of Default” (as defined in the Series D COD), all outstanding shares of Series D Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: 1.35 multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Series D COD for all Series D Preferred Stock outstanding. Additionally, following an Event of Default, the Conversion Price shall equal the lower of: (a) the then applicable conversion price; or (b) a price per share equaling eighty percent (80%) of the lowest traded price for the Company’s Common Stock during the fifteen (15) trading days preceding the relevant conversion.

The Amended Series D COD is attached to this Current Report as Exhibit 3.1 and the May Series D COD, April Series D COD and July SPA are incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 21, 2021, Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 16, 2021 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2021, respectively. Descriptions of the Amended Series D COD, the May Series D COD, the April Series D DOD and July SPA herein are qualified in their entirety to the text of Exhibits 3.1, 3.2, 3.3 and 10.1 hereto, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02. The shares of Series D Preferred Stock issued to Purchaser pursuant to the Additional Closing under the July SPA were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

The information required by this Item 5.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2021)
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2021)
10.1	Securities Purchase Agreement, dated as of July 13, 2021(incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: August 25, 2021	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer